Exhibit 5.1

John-Paul Motley +1 213 561 3204 jpmotley@cooley.com

June 9, 2023

Heliogen, Inc.

130 West Union Street
Pasadena, CA 91103

Re: Heliogen, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Heliogen, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 on April 6, 2023, as amended by Amendment No. 1 to the Registration Statement on Form S-3 filed on May 10, 2023 and as further amended as of the date hereof (as amended, the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Base Prospectus”) that provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), relates to:

(a)	the registration for sale by the Company, in one or more offerings of up to $150,000,000, of the following securities:

(i)	shares (the “Company Common Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”);

(ii)

the preferred share purchase rights associated with the Company Common Shares (the “2023 Rights”) as set forth in Rights Agreement (the “2023 Rights Plan”), dated as of April 16, 2023, between the Company and Continental Stock Transfer & Trust Company, as rights agent;

(iii)	shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”);

(iv)	debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.4 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”);

(v)	warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Future Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the Future Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company (each, a “Warrant Agreement”);

(vi)	rights (the “Rights”) to purchase Common Stock, Preferred Stock, Debt Securities, Future Warrants and Units (as defined below), which may be issued pursuant to one or more rights agreements, to be dated on or about the date of first issuance of the Rights thereunder, by and between a rights agent to be selected by the Company (the “Rights Agent”) and the Company (each, a “Rights Agreement”); and

Cooley LLP 355 S. Grand Ave Suite 900, Los Angeles, CA 90071
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June 9, 2023 Page Two

(vii)	units (the “Units”, and together with the Common Stock, the Preferred Stock, the Debt Securities, the Future Warrants and the Rights, the “Company Securities”) consisting of two or more series of Common Stock, Preferred Stock, Debt Securities, Future Warrants and Rights, which may be issued pursuant to one or more unit agreements, to be dated on or about the date of first issuance of the Units thereunder, by and between a units agent to be selected by the Company (the “Units Agent”) and the Company (each, a “Unit Agreement”).

(b)	the issuance by the Company of up to 8,496,666 shares of Common Stock and the associated 2023 Rights issuable upon the exercise of outstanding warrants, consisting of:

(i)	up to 163,333 shares (the “Private Warrant Shares”) of Common Stock and the associated 2023 Rights issuable upon the exercise of certain outstanding warrants (the “Private Warrants”) by the holders thereof; and

(ii)	up to 8,333,333 shares (the “Public Warrant Shares” and, together with the Private Warrant Shares, the “Warrant Shares”) of Common Stock and the associated 2023 Rights issuable upon the exercise of certain outstanding warrants (the “Public Warrants”) and, together with the Private Warrants, the “Outstanding Warrants” by the holders thereof.

(c)	the resale of up to 163,333 Private Warrants; and

(d)	the resale of up to 77,857,430 shares of Common Stock (including up to 163,333 Private Warrant Shares) held by the selling stockholders listed in the Registration Statement (the “Selling Stockholder Shares”) and the associated 2023 Rights.

The Company Securities plus any additional Company Securities that may be registered pursuant to any registration statement that the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Company Shelf Securities.” The Company Shelf Securities, the Warrant Shares, the Private Warrants and the Selling Stockholder Shares are collectively referred to herein as the “Securities”. Each share of Common Stock includes an associated 2023 Right as set forth in the 2023 Rights Plan. The 2023 Rights will expire on April 17, 2024 unless the 2023 Rights are earlier redeemed or exchanged by the Company. The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and the laws of the State of New York. Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and the related prospectuses, (b) the Company’s certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”), each as currently in effect, (c) the Rights Agreement and (d) such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

In rendering this opinion, we have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Cooley LLP 355 S. Grand Ave Suite 900, Los Angeles, CA 90071
t: (213) 561-3250 f: (213) 561-3244 cooley.com

June 9, 2023 Page Three

With respect to our opinion as to the Company Common Shares and the Warrant Shares, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock will be authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or Preferred Stock or Debt Securities convertible into, or Future Warrants, Rights or Units exercisable for, Common Stock) will be in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock will be authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Debt Securities convertible into, or Future Warrants, Rights or Units exercisable for, Preferred Stock) will be in an amount that is not less than the par value of the Preferred Stock. We have also assumed that any Debt Securities offered under the Registration Statement, and the related Indenture will be executed in the form filed as an exhibit to the Registration Statement. We have also assumed that (i) with respect to Company Shelf Securities issuable upon conversion of any convertible Preferred Stock, such convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Company Shelf Securities issuable upon conversion of any convertible Debt Securities or upon exercise of any Future Warrants, Rights or Units, such convertible Debt Securities or Future Warrants, Rights or Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

With respect to any Outstanding Warrants, we express no opinion to the extent that future issuances of securities of the Company, antidilution adjustments to outstanding securities of the Company and/or other matters cause the number of shares of Common Stock issuable upon exercise thereof to exceed the number of shares available for issuance by the Company. Further, we have assumed the exercise price of the Outstanding Warrants will not be adjusted to an amount below the par value per share of Common Stock.

With respect to our opinion concerning the Private Warrants:

(i) Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

(ii) Our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

(iii) We express no opinion as to any provision of the Private Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties; (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights; (c) restricts non-written modifications and waivers; (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy; (e) relates to exclusivity, election or accumulation of rights or remedies; (f) authorizes or validated conclusive or discretionary determinations; or (g) provides that provisions of the Private Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

Cooley LLP 355 S. Grand Ave Suite 900, Los Angeles, CA 90071
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June 9, 2023 Page Four

(iv) We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Private Warrants.

With respect to our opinion concerning the 2023 Rights:

(i) Our opinion does not address the determination a court of competent jurisdiction may make regarding whether the Company’s board of directors (the “Board”) may be required to redeem or terminate, or take other action with respect to, the 2023 Rights or 2023 Rights Plan in the future based on the facts and circumstances then existing.

(ii) Our opinion assumes that the 2023 Rights Plan has been duly authorized, executed and delivered by the Rights Agent and that members of the Board have acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the 2023 Rights Plan. With respect to 2023 Rights associated with Company Common Shares to be offered in the future under the Registration Statement and Warrant Shares to be issued in the future upon exercise of the Outstanding Warrants, our opinion assumes the 2023 Rights Plan has not been terminated by the Company or expired by its terms and the 2023 Rights have not expired or been redeemed or exchanged by the Company, in each case, prior to the issuance of such Company Common Shares and Warrant Shares.

(iii) Our opinion addresses corporate procedures in connection with the issuance of the 2023 Rights associated with shares of Common Stock of the Company, and not any particular provision of the 2023 Rights or the Rights Agreement. It should be understood that it is not settled whether the invalidity of any particular provision of a rights agreement or purchase rights issued thereunder would invalidate such rights in their entirety.

On the basis of the foregoing, and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to the Company Common Shares and associated 2023 Rights offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and Common Stock and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Company Common Shares and the associated 2023 Rights has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Company Common Shares and the associated 2023 Rights do not violate any applicable law, are in conformity with the Company’s then operative Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates, if any, for the Company Common Shares and the associated 2023 Rights have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Company Common Shares and the associated 2023 Rights, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock, or convertible Debt Securities in accordance with their terms, or upon exercise of any Future Warrants, Rights or Units in accordance with their terms, will be validly issued, and the Company Common Shares will be fully paid and nonassessable.

2. With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the shares of the Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates, if any, for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Future Warrants, Rights or Units in accordance with their terms, will be validly issued, fully paid and nonassessable.

Cooley LLP 355 S. Grand Ave Suite 900, Los Angeles, CA 90071
t: (213) 561-3250 f: (213) 561-3244 cooley.com

June 9, 2023 Page Five

3. With respect to any series of the Debt Securities issued under the Indenture, and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Indenture in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended; (iv) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Future Warrants, Rights or Units in accordance with their terms, will be valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

4. With respect to the Future Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the applicable Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of the Future Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Future Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Future Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the applicable Warrant Agreement and delivered against payment therefor, then the Future Warrants, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or Debt Securities in accordance with their terms, or upon exercise of any Rights or Units in accordance with their terms, will be valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

Cooley LLP 355 S. Grand Ave Suite 900, Los Angeles, CA 90071
t: (213) 561-3250 f: (213) 561-3244 cooley.com

June 9, 2023 Page Six

5. With respect to the Rights issued under a Rights Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable Rights Agreement has been duly authorized by the Company and the Rights Agent by all necessary corporate action; (iii) the applicable Rights Agreement has been duly executed and delivered by the Company and the Rights Agent; (iv) the issuance and terms of the Rights have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Rights and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Rights have been duly executed and delivered by the Company and authenticated by the Rights Agent pursuant to the applicable Rights Agreement and delivered against payment therefor, then the Rights, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the applicable Rights Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or Debt Securities in accordance with their terms, or upon exercise of any Future Warrants or Units in accordance with their terms, will be valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

6. With respect to the Units issued under a Units Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable Units Agreement has been duly authorized by the Company and the Units Agent by all necessary corporate action; (iii) the applicable Units Agreement has been duly executed and delivered by the Company and the Units Agent; (iv) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable Units Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Units have been duly executed and delivered by the Company and authenticated by the Units Agent pursuant to the applicable Units Agreement and delivered against payment therefor, then the Units, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the applicable Units Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or Debt Securities in accordance with their terms, or upon exercise of any Future Warrants or Rights in accordance with their terms, will be valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

7. The Warrant Shares and the associated 2023 Rights, when issued and paid for upon exercise of the Outstanding Warrants in accordance with the terms of the Outstanding Warrants, will be validly issued, and the Warrant Shares will be fully paid and nonassessable.

8. The Private Warrants constitute valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

9. The Selling Stockholder Shares, other than any Private Warrant Shares included in the Selling Stockholder Shares, and the associated 2023 Rights, are validly issued, and the Selling Stockholder Shares, other than any Private Warrant Shares included in the Selling Stockholder Shares, are fully paid and nonassessable. Any Private Warrant Shares included in the Selling Stockholder Shares, and the associated 2023 Rights, when issued and paid for in accordance with the terms of the Private Warrants, will be validly issued, and the Private Warrant Shares included in the Selling Stockholder Shares will be fully paid and nonassessable.

Cooley LLP 355 S. Grand Ave Suite 900, Los Angeles, CA 90071
t: (213) 561-3250 f: (213) 561-3244 cooley.com

June 9, 2023 Page Seven

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus. We further consent to the incorporation by reference of this opinion into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to any additional Company Shelf Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Very truly yours,

Cooley LLP

By:	/s/ John-Paul Motley
John-Paul Motley

Cooley LLP 355 S. Grand Ave Suite 900, Los Angeles, CA 90071
t: (213) 561-3250 f: (213) 561-3244 cooley.com